Exhibit 10.19.13

SECOND AMENDMENT TO THE

TRUST UNDER ROBERT E. RUBIN

EMPLOYMENT ARRANGEMENT

WHEREAS, Citigroup Inc. (“Company”) and The Northern Trust Company (“Trustee”) entered into the Trust under Robert E. Rubin Employment Arrangement, dated February 2, 2000 and as amended December 26, 2006 (the “Trust”), and

WHEREAS, the parties to the Trust intend to amend the Trust in furtherance of the purposes of the Trust, pursuant to the authority set forth in Section 12(a) of the Trust;

NOW, THEREFORE, the parties do hereby agree that the Trust shall be amended, as follows:

1.	The first sentence of Section 2(a) shall be amended to read as follows:

Notwithstanding anything to the contrary in this Trust Agreement, subject to Section 2(d), Section 2(e), Section 3 and Section 13(e) hereof, upon the termination of Mr. Rubin’s employment with Company for any reason, whether voluntary or involuntary and including death or disability, or upon any failure of Company to comply with the provisions of the Arrangement or the Trust Agreement in any material respect, (any such termination or failure, a “Distribution Event”), Trustee shall immediately distribute to Mr. Rubin or, in the event of his death, his estate, and they shall be unequivocally entitled to receive the immediate distribution of, all assets then held in trust hereunder with Trustee; provided that if such date of termination shall be December 31 of any year, such distribution shall be made on the first business day of the following year.

2.	New section 2(e) shall be added as follows:

Notwithstanding anything herein to the contrary but subject to the tax reporting and withholding requirements described in Section 2(b), Trustee shall distribute to Mr. Rubin the Trust assets held in the Robert E. Rubin Employment Trust-2 subaccount established under the Trust as of December 31, 2007 as well as any earnings, interest or distributions on such assets on a date in 2008 (after January 2, 2008) mutually agreed upon by the Company and Trustee.

3.	Section 13(e) shall be amended to read as follows:

Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Internal Revenue Code, distributions from the Trust made upon Mr. Rubin's separation from service shall be deferred until the date that is six (6) months following the date of Mr. Rubin's separation from service.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Trust to be duly executed as of the date hereof.

CITIGROUP INC.

By:	/s/ John L. Donnelly	Date: December 31, 2007
Name:	John L. Donnelly
Title:	Head, Human Resources

THE NORTHERN TRUST COMPANY (TRUSTEE)

By:	/s/ Carol Grant Opferman	Date: December 27, 2007
Title:	Vice President

Pursuant to Section 12(a) of the Trust Agreement, I hereby consent to the foregoing amendment to the Trust Agreement.

/s/ Robert E. Rubin	Date: December 27, 2007
Robert E. Rubin

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